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                                                                EXHIBIT 99.1

                           COACHMEN INDUSTRIES, INC.
           2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515
                       o 574/262-0123 o Fax 574/262-8823

For immediate release Monday, August 18, 2003

GEORGIE BOY FIRST-EVER DEALER SEMINAR "EXCEEDED ALL EXPECTATIONS OF SUCCESS" SEMINAR PRODUCES $25 MILLION IN SALES, CREATING LARGEST BACKLOG IN FOUR YEARS

EDWARDSBURG, MICHIGAN - "Standing Tall in the Desert" was the theme of Georgie Boy's first-ever Dealer Seminar, held recently at the Loews Ventana Canyon Resort in Tucson, Ariz. Based on the Seminar's tremendous success, Georgie Boy, a major motorhome manufacturer and a subsidiary of Coachmen Industries, Inc. (NYSE: COA), will be standing tall everywhere it goes during the 2004 model year.

Now celebrating its 35th Anniversary, Georgie Boy's sales from the Seminar totaled $25 million, with orders still coming in from dealers. According to Pat Terveer, President of Georgie Boy, the company now has its biggest backlog since 1999.

"This Seminar just blew us away, and exceeded all our expectations for success," enthused Terveer. "We went into it feeling pretty good that the product would be very well accepted, but everyone thought the new models were even better than we thought. It was a fantastic meeting."

Georgie Boy produces gas-engine Class A motorhomes under the Cruise Master(TM), Landau(TM), Pursuit(TM) and Velocity(TM) brand names, and the Cruise Air(TM) XL and Bellagio(TM) rear diesel models.

Adding to the excitement generated by the Seminar, Terveer announced that Georgie Boy's retail sales during the first five months of the year were up 14 percent compared to the same time period from last year. He also said shipments to dealers were up 6.2 percent from January through May, easily putting them above the industry average of 2.3 percent.

"This was absolutely a great Seminar," said Steve Dunkin, President of Holiday Motorhomes, a Georgie Boy dealer in Everett, Wash. "It was a great opportunity to meet one-on-one with Georgie Boy management and have some input, listen to other dealers, and become more knowledgeable about the company and the products."

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Georgie Boy dealers  viewed the 2004 product  lineup and attended  presentations detailing product changes and enhancements, marketing plans for the coming year and operational changes within the company designed to improve quality and production efficiency. Awards were given to Georgie Boy's Top 10 dealers, and the company also honored its longest serving dealer, McGaugh RV of Springdale, Ark. McGaugh began selling Georgie Boys in 1972.

Product highlights included a second triple slideout Cruise Master, the 3755TS, which features a "bath-and-a-half." This new floor plan includes a shower, wardrobe and sink in the rear bedroom, and a toilet and sink near the middle of the unit, creating more bathroom space.

"This motorhome will appeal to many customers," said Terveer. "With entry-level prices for diesel units moving higher over the past few years, this new Cruise Master neatly fills the gap between highline gas models and entry-level diesels."

"That `bath-and-a-half' floor plan is the only one in the industry to provide extra privacy and dressing space in the bedroom with another bathroom for family and guests to use. It's a feature that women especially will appreciate," noted Dunkin.

Other refinements for 2004 models include providing a choice of colors for the Ultra-leather sofas, natural cherry hardwoods, and a dark metallic base coat for units with full body paint.

Also on full body paint models, the unique Diamond Shield front-cap protection film is now standard. Diamond Shield eliminates paint chips and damage caused by stones, bugs, road salt, abrasions and weathering; it has a high gloss finish which is non-yellowing; and it's easy to clean and maintain.

"Overall, our motorhomes have a lot more eye appeal than last year, because we've upgraded the exteriors and added new wood choices and more luxurious fabrics to the interiors," stated Terveer.

Ryan Hollan, Director of Sales and Marketing for Harberson Swanston in Holiday, Fla., agreed with Terveer's assessment. "They have some very innovative floor plans, and they've made all the right improvements: bigger TVs, new paint colors and the color base paint, a Workhorse chassis with 22" tires. Georgie Boy covers all customer bases, from the first-timer to someone looking for a high-end model. They have an overall appeal, great features and they look very good."

Dunkin also liked what he saw of the new models. "The base coat color with the full body paint really sets off the product. I liked all the interior upgrades, making them much lighter and brighter, and also cleaner looking. It's also good to see more models within each product line, too. Pat and the Georgie Boy management team really listen to

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the dealers. They respond quickly,  resulting in changes that appeal to more and more customers."

Terveer is also confident dealers will soon notice even greater quality with Georgie Boy units, especially because of a major operational change in production. George Tierce, the Vice President of Operations hired earlier this year, installed a new production system based on Kaizen methods, a process of continuous improvement in manufacturing efficiency and quality.

Tierce realigned the plant layout, and created operational cells throughout the plant. These permit everything that should be installed on a unit in each cell to be done in one place, so workers will not be moving up and down the production line. The cells also eliminate waste and increase efficiency, as does opening up the plant to make it easier for people to work.

The plant also features 11 "Quality Gates" with actual traffic lights at each gate. Before a unit can advance down the production line, it's given a thorough quality control inspection to make sure all systems work as required, and all necessary components are properly installed. If the unit passes the quality check, the light turns green and the unit moves forward. If there's any kind of problem, the red stoplight comes on, and whatever is wrong must be fixed before the unit can continue.

"This will really be a big help to us," stated Terveer. "It will ensure we have a good product and good quality, while increasing our production and improving efficiency. We'll provide products that not only look good and have the features and benefits customers are looking for, but they'll be of significantly better quality."

"They went over the top for what we expected," said Hollan, referring to the many positive product changes. "Georgie Boy offers a luxury coach for a good price."

Because of the success of this year's Seminar, plans are already underway for next year's Georgie Boy Dealer Seminar.

Georgie Boy Manufacturing, LLC, Edwardsburg, Michigan, has manufactured quality recreational vehicles for 35 years and is a subsidiary of Elkhart, Indiana-based Coachmen Industries.

Coachmen Industries, Inc., founded in 1964, is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R), SPORTSCOACH(R) and VIKING(R). Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES(R) subsidiary. Modular commercial structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the

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PRODESIGN(R) brand.  Coachmen  Industries,  Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

For more information:
    Rich Allen, Corporate Communications, Coachmen Industries, Inc.
    Phone:  574-262-0123 (Elkhart, Ind.)
    E-mail:  rallen@coachmen.com
    World Wide Web: www.georgieboy.com

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